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                                                                    EXHIBIT 4.17

                   SUNTRUST LEASING CORPORATION LEASE PROPOSAL

                                 USA TRUCK, INC.

                      LEASE PROPOSAL DATED OCTOBER 24, 2001

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LESSOR:                                              SunTrust Leasing Corporation/or its assignee or nominee

LESSEE:                                              USA Truck, Inc.

EQUIPMENT:                                           Freightliner FLD-120 Tractors

EQUIPMENT COST:                                      $5,500,000

BASIC TERM:                                          Forty Two (42) Months

BASIC TERM COMMENCEMENT DATE:                        The Basic Term will commence on the 30th day of the month in which the funding occurs.

BASIC TERM RENTALS:                                  Lease rentals are payable monthly in ARREARS from the Basic
                                                     Commencement Date.

                                                     Base Lease                   Monthly Rental Factor
                                                     Commencement Date          (As a % of Equipment Cost)
                                                     -----------------          --------------------------
                                                      January, 2002                     1.66988
                                                      February, 2002                    1.66712
                                                      March, 2002                       1.66390
                                                      April, 2002                       1.66190
                                                      May, 2002                         1.66055
                                                      June, 2002                        1.65805
                                                      July, 2002                        1.64261
                                                      August, 2002                      1.63884
                                                      September, 2002                   1.63542
                                                      October, 2002                     1.63379
                                                      November, 2002                    1.63044
                                                      December, 2002                    1.62704

                                                     The above Monthly Rental Factors are based on current market conditions as of October 24, 2001. On this date the
                                                     interpolated yield for the three (3) year Treasury Note is
                                                     3.24%. On the Funding Date the Monthly Rental Factor will be adjusted upward or downward by .011704% for every 25 basis points change in the yield of the three (3) year Treasury
                                                     Note. The implicit rate may also be adjusted upward or
                                                     downward for each one basis point (.01%) change in the AA
                                                     swap spreads as published in SWYC of Bloomberg Investor
                                                     Service for 3 year, 30/360 basis, level payment obligations.

INTERIM LEASE TERM AND RENT:                         The Interim Lease Term will run from the date the Equipment is accepted by the Lessee to (but not including) the Basic
                                                     Term Commencement Date. Interim Rent will be paid by the
                                                     Lessee on the Basic
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                                                     Term Commencement Date in an amount equal to the daily
                                                     equivalent of Basic Term Rentals.

EARLY TERMINATION:                                   In the event that any item of Equipment is (i) damaged or
                                                     destroyed to such extent that it cannot be reasonably
                                                     restored to normal operating condition or (ii) seized or
                                                     condemned by governmental authorities (i.e. eminent domain)
                                                     or (iii) lost due to theft or disappearance for a period in excess of 45 days, the Lease with respect to such Equipment will terminate and the Lessee thereof will pay the
                                                     Stipulated Loss Value with respect thereto.

NET LEASE:                                           The Lease will be a net lease in that the Lessee will be
                                                     responsible for any and all costs and expenses in connection with the Equipment, including sales and use taxes, and any other taxes with the exception of federal and state net
                                                     income taxes on the net income of the Lessor. The Lessee is also responsible for maintaining and insuring the Equipment and for all fees; insurance premiums; cost of installation, operations, maintenance, repair, and rebuilding; and other charges related to the use or possession of the Equipment.

FEDERAL TAX INDEMNIFICATIONS:                        The Lessee will indemnify the Lessor for any loss or
                                                     deduction in federal tax benefits based on the tax
                                                     assumptions outlined above if such loss or reduction is
                                                     caused by (i) any breach, inaccuracy or incorrectness of any representation, warranty or covenant made by the Lessee,
                                                     (ii) the acts or omissions (not including the execution of documents contemplated hereby or any act or omission
                                                     expressly required or expressly permitted by such documents)
                                                     of the Lessee, or (iii) any change in federal law with an
                                                     effective date that precedes the date of acceptance of the
                                                     Equipment for lease by the Lessee. If an Investment Tax
                                                     Credit provision is passed, benefit will flow to Lessee at the same lease rate as indicated in this proposal.

MAINTENANCE:                                         Lessee will maintain the Equipment leased by it so that it remains in good operating condition (ordinary wear and tear excepted) and in compliance with any and all applicable
                                                     laws, regulations, and state inspections.

END OF TERM OPTIONS:                                 At the end of the Basic Term, the Lessee shall have the
                                                     option of purchasing the Equipment or returning the
                                                     Equipment to the Lessor in accordance with the terms
                                                     described below.
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TERMINATION:                                         At the satisfactory conclusion of the Basic Term, the Lessee shall have the option to purchase all, but not less than
                                                     all, of the equipment on a Lease Schedule. In this event,
                                                     the Lessee will have a purchase price as follows:

                                                     Forty Percent (40%) of the Equipment Cost

                                                     In the event the Lessee chooses to return the Equipment, the
                                                     Lessor will sell the Equipment. If the Net Proceeds of the sale (after expenses) are greater than the Purchase Price, the excess proceeds will be returned to the Lessee. If the
                                                     Net Proceeds are less than the Purchase Price, the
                                                     difference between the proceeds and the Purchase Price will be paid by the Lessee to the Lessor as a final Rental
                                                     Payment then due.

DOCUMENTATION:                                       This Proposal is not intended to address all the final legal and documentation matters pertaining to this lease. The
                                                     lease documentation will represent the final legal
                                                     agreement. The lease documentation will be furnished by the
                                                     Lessor.

DISCLAIMER:                                          This proposal letter is not a commitment by SunTrust Leasing
                                                     Corporation to enter into this lease. A commitment can be
                                                     issued only upon final approval by our Credit/Investment
                                                     Committee.
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